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Linda Rothemund
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Jazz Technologies, Inc. Announces Second Quarter 2008 Financial Results

Newport Beach, CA - (July 29, 2008) - Jazz Technologies, Inc. (Amex: JAZ) today announced financial results for the second quarter ended June 27, 2008.

Second Quarter Financial Results
Second quarter 2008 net revenues were $47.5 million. Specialty process business generated $35.1 million, or 74% of total net revenues. Second quarter net loss was $4.6 million or $0.24 per share compared to a net loss of $4.0 million or $0.22 per share in the first quarter. Second quarter net loss includes merger-related expenses of $1.5 million. First quarter net loss includes a $0.8 million net gain related to the purchase of a portion of Jazz Technologies’ convertible senior notes at a discount to their principal amount.

Second quarter EBITDA, a non-GAAP financial measure, was $7.9 million, compared to first quarter EBITDA of $8.5 million. Second quarter free cash flow, a non-GAAP financial measure, was $3.8 million, compared to first quarter free cash flow of $3.5 million. Excluding merger-related expenses of $1.5 million in the second quarter, EBITDA was $9.4 million or 19.8% of net revenues, and free cash flow was $5.3 million. An explanation of EBITDA and free cash flow and a reconciliation of both measures to net loss are set forth at the end of this press release.

Second quarter capital expenditures were $1.4 million. During the quarter, Jazz Technologies had net cash interest expense of $2.7 million. Second quarter depreciation and amortization expense was $9.4 million, similar to the prior quarter.

Capacity utilization was approximately 67% during the second quarter, compared to approximately 88% during the first quarter.

“We exceeded the revenue outlook we had provided for the second quarter despite a challenging business environment. Our financial results reflect operational discipline, resulting in our fourth consecutive quarter of generating positive free cash flows,” said Gil Amelio, chairman and chief executive officer of Jazz Technologies. “During the quarter, we also signed an agreement to merge with Tower Semiconductor in the quarter, with the goal of accelerating the future growth prospects of both companies.”

Business Highlights

•
On May 19, 2008, Jazz Technologies announced it had entered into a definitive agreement to merge with Tower Semiconductor Ltd. (NASDAQ: TSEM, TASE: TSEM), an independent specialty wafer foundry. The merger, which is expected to close in the second half of 2008, is subject to the approval of Jazz Technologies' stockholders and other customary closing conditions. The record date for the special meeting of stockholders to consider and vote on the proposed merger has been set at August 8, 2008, but Jazz Technologies has not yet set the date for the stockholder meeting itself.

•
Announced application of 0.18-micron Silicon Germanium (SiGe) BiCMOS platform (SBC18) and Vertical PNP (VPNP) module that features low capacitance, high current drive and high voltage breakdown to next generation green, energy-efficient analog ICs enabling up to 30% power savings. Jazz Technologies’ modular SiGe process technology offers significant power and efficiency savings over standard CMOS for integrated wireless and networking products.

•	Secured five new design wins addressing the growing 10Gbit optical market, leveraging Jazz Technologies’ high speed SiGe BiCMOS platform (SBC18).

Capital Structure

As of June 27, 2008, Jazz Technologies had approximately $9.8 million in cash and cash equivalents. Total debt on the balance sheet was $137.2 million, representing $128.2 million of convertible senior notes and $9 million drawn against a line of credit. As of June 27, 2008, Jazz Technologies had unused borrowing capacity of an additional $30.0 million under a three-year senior secured revolving credit facility with Wachovia Capital Finance Corporation.

Third Quarter 2008 Business Outlook

In light of the pending merger with Tower Semiconductor, Jazz Technologies is not providing a business outlook for the third quarter of 2008.

Conference Call

Chairman and chief executive officer, Gil Amelio, and chief financial and administrative officer, Paul Pittman, will discuss the second quarter financial and operational performance during a conference call today at 2:00 p.m. PST (5:00 pm EST).

To listen to the call and have the opportunity to ask questions, please dial 866.543.6403 (domestic) or 617.213.8896 (international) five to ten minutes before the call and reference the passcode 2446-8623. A simultaneous live Webcast of the call will be available at the Investor Relations section of the Jazz Technologies website at http://www.jazztechnologies.com. An online playback of the Webcast will be available on Jazz Technologies website for at least 90 days following the call. A replay of the call can also be accessed by dialing 888-286-8010 (domestic) or 617-801-6888 (international), and referencing passcode 7787 - 8633.

Reconciliation of Second Quarter GAAP Net Loss to EBITDA and Free Cash Flow

This press release contains certain non-GAAP financial measures, including EBITDA (earnings before interest, income taxes, depreciation and amortization) and free cash flow (EBITDA minus net cash interest expense and sustaining capital expenditures). Jazz Technologies’ management believes that EBITDA provides insight into the company’s ability to service its indebtedness and free cash flow provides insight into the amount of cash that the company has available for discretionary uses after expenditures for interest and sustaining capital expenditures. In addition, these measures are presented because they are frequently used by securities analysts, investors and others in the evaluation of semiconductor companies.

(All figures in millions of dollars)
	Q208	Q108
Net loss	(4.6)	(4.0)
Net Interest Expense	3.1	3.1
Depreciation and Amortization	9.4	9.4
EBITDA	7.9	8.5

CAPEX	(1.4)	(2.2)
Net Cash Interest Expense	(2.7)	(2.8)
Free Cash Flow	3.8	3.5

Neither EBITDA nor free cash flow is defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of the company’s profitability. EBITDA and free cash flow may not be comparable to similarly titled measures used by other companies.

About Jazz Technologies and Jazz Semiconductor
Jazz Technologies(TM) (AMEX:JAZ - News) is the parent company of Jazz Semiconductor, Inc., a leading independent wafer foundry focused on Analog-Intensive Mixed-Signal (AIMS) process technologies. The company's broad product portfolio includes digital CMOS and specialty technologies, such as RF CMOS, Analog CMOS, Silicon and SiGe BiCMOS, SiGe C-BiCMOS, Power CMOS and High Voltage CMOS. These technologies are designed for customers who seek to produce analog and mixed-signal semiconductor devices that are smaller and more highly integrated, power-efficient, feature-rich and cost-effective than those produced using standard process technologies. Jazz customers target the wireless and high-speed wireline communications, consumer electronics, automotive and industrial end markets. Jazz’s executive offices and its U.S. wafer fabrication facilities are located in Newport Beach, CA. Jazz Semiconductor also has engineering and manufacturing support in Shanghai, China. For more information, please visit http://www.jazztechnologies.com and http://www.jazzsemi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements concerning Tower’s proposed merger with Jazz and the future growth prospects of the combined company and statements regarding Jazz’s product offerings. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, customer benefits, costs savings, financial guidance, the timing of closing, industry ranking, execution of integration plans and management and organizational structure are all forward-looking statements. The potential risks and uncertainties include, among others, the possibility that the merger does not close or that the closing may be delayed, that expected customer benefits, synergies and costs savings will not be achieved or that the companies are unable to successfully execute their integration strategies, that the companies may be required to modify the terms of the transaction to achieve regulatory approval or for other reasons, that prior to or after the closing of the merger, the businesses of the companies may suffer due to uncertainty, as well as other risks applicable to both Tower’s and Jazz’s business described in the reports filed by Tower and Jazz with the Securities and Exchange Commission (the “SEC”) and, in the case of Tower, the Israel Securities Authority. These filings identify and address other important factors that could cause Tower’s and Jazz’s respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Tower or Jazz. Tower and Jazz are providing this information as of the date of this press release and neither Tower nor Jazz undertakes any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, Tower filed with the SEC a Registration Statement on Form F-4 that contains a Proxy Statement/Prospectus and related materials, and, once declared effective by the SEC, Jazz expects to mail to its stockholders the final Proxy Statement/Prospectus containing information about Tower, Jazz and the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TOWER, JAZZ AND THE PROPOSED MERGER. Investors and security holders are able to obtain free copies of the Registration Statement on Form F-4, the Proxy Statement/Prospectus and other relevant materials and documents filed by Tower or Jazz with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents relating to the proposed merger filed with the SEC by Tower by directing a request by mail to Tower Semiconductor Ltd, P.O. BOX 619, Migdal Haemek, Israel 23105, Attn: Investor Relations or by telephone at +972-4-650-6936. Investors and security holders may obtain free copies of the documents relating to the proposed merger filed with the SEC by Jazz by directing a request by mail to Jazz Technologies, Inc., 4321 Jamboree Road, Newport Beach, California 92660, Attn: Investor Relations or by telephone at 949-435-8181.

Tower, Jazz and their respective executive officers and directors, under SEC rules, may be deemed to be participants in the solicitation of proxies from the stockholders of Jazz in connection with the proposed merger. Investors and security holders may obtain information regarding the special interests of these executive officers and directors in the proposed merger by reading the final Proxy Statement/Prospectus filed with the SEC when it becomes available. Additional information regarding Tower's executive officers and directors is included in Tower's Form 20-F for the year ended December 31, 2007, which was filed with the SEC on June 18, 2008. Additional information regarding the executive officers and directors of Jazz is included in Jazz's Proxy Statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2008. These documents are available free of charge at the SEC's web site at www.sec.gov and are also available free of charge from Investor Relations at Tower and Jazz by contacting Tower and Jazz as described above.
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